Exhibit 99.1
News Release

FOR IMMEDIATE RELEASE
MAY 25, 2012

CHESAPEAKE COMMENTS ON ICAHN’S 13D FILING

OKLAHOMA CITY, OKLAHOMA, MAY 25, 2012 – Chesapeake Energy Corporation (NYSE: CHK) today issued the following statement regarding the Schedule 13D filed late today by affiliates of Carl Icahn with the Securities and Exchange Commission disclosing ownership of approximately 7.56% of Chesapeake’s common stock:

“We share Mr. Icahn’s belief that Chesapeake shares are substantially undervalued by the market today.  The Board and senior management are executing a plan that we believe will deliver a higher stock price and better recognize the underlying value of the company’s assets. The Board will carefully review Mr. Icahn’s letter.  The Board’s immediate priority is to name an independent Non-Executive Chairman and it is proceeding expeditiously toward that objective having consulted with shareholders.  After an independent Chairman is named, the Board’s Nominating Committee will consult with shareholders and carefully review Mr. Icahn’s request for Board representation.

“Chesapeake has built a premier collection of U.S. E&P assets and we are focused on developing the core plays in which we have a #1 or #2 position, continuing the transition from natural gas to liquids-focused production, reducing capital expenditures and paying down long-term debt.  We believe successful execution of these initiatives will close the large gap between our current enterprise value and the total value of our premier assets.”

Chesapeake Energy Corporation (NYSE:CHK) is the second-largest producer of natural gas, a Top 15 producer of oil and natural gas liquids and the most active driller of new wells in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S.  Chesapeake owns leading positions in the Marcellus, Haynesville, Bossier, and Barnett natural gas shale plays and in the Eagle Ford, Utica, Mississippi Lime, Granite Wash, Cleveland, Tonkawa, Niobrara, Bone Spring, Avalon, Wolfcamp and Wolfberry unconventional liquids plays.  The company has also vertically integrated its operations and owns substantial marketing, midstream and oilfield services businesses directly and indirectly through its subsidiaries Chesapeake Energy Marketing Inc., Chesapeake Midstream Development, L.P. and Chesapeake Oilfield Services, L.L.C. and its affiliate Chesapeake Midstream Partners, L.P. (NYSE:CHKM).  Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and news releases.

This news release includes "forward-looking statements" that give Chesapeake's current expectations or forecasts of future events.  Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, we can give no assurance they will prove to have been correct.  They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties, and actual results may differ from the expectation expressed.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this news release, and we undertake no obligation to update this information.

Additional Information and Where to Find It

On May 11, 2012, the company filed a definitive proxy statement with the Securities and Exchange Commission in connection with its 2012 annual meeting of shareholders. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, WHICH CONTAINS IMPORTANT INFORMATION. You may obtain the definitive proxy statement as well as other relevant documents, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by the company with the SEC can also be obtained, free of charge, at www.chk.com.

CHESAPEAKE CONTACTS:		MEDIA CONTACTS:		CHESAPEAKE ENERGY CORPORATION
Jeffrey L. Mobley, CFA (405) 767-4763 jeff.mobley@chk.com	John J. Kilgallon (405) 935-4441 john.kilgallon@chk.com	Michael Kehs (405) 935-2560 michael.kehs@chk.com	Jim Gipson (405) 935-1310 jim.gipson@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154